[POOL ENERGY SERVICES CO. LETTERHEAD]




                                                               November 27, 1998

DEAR SHAREHOLDER:

     We  wanted  to  bring  you up to date  on  certain  important  developments regarding your investment in Pool Energy Services. In an effort to gain a strategic advantage in its attempt to buy your company on terms that your Board believes do not represent the best value for shareholders, Nabors Industries has called a Special Meeting to be held on January 12, 1999. At the Special Meeting, Nabors will propose that shareholders adopt a non-binding resolution recommending that Pool's Board arrange for the sale of Pool and take all necessary actions to effect a sale.

     WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY NABORS BEFORE YOU HAVE HAD A CHANCE TO REVIEW THE COMPANY'S PROXY MATERIALS, WHICH WILL BE SENT TO YOU SHORTLY.

     Furthermore,   in  evaluating  the  Nabors'   resolution,   your  Directors
unanimously urge you to consider carefully the following matters:

o The Board wants to make its position very clear to Nabors and other shareholders of Pool: AFTER CAREFUL CONSIDERATION WE UNANIMOUSLY AND UNEQUIVOCALLY REJECTED NABORS' PROPOSAL DATED OCTOBER 12, 1998 TO ACQUIRE THE COMPANY.

o The Board will not be goaded, stampeded or otherwise coerced into approving a sale of the Company on terms that in its reasonable business judgment do not maximize shareholder value.

o NABORS IS TRYING TO BUY YOUR COMPANY IN A TROUGH OF THE BUSINESS CYCLE FOR OILFIELD SERVICE STOCKS. Oil prices, which are the predominant driver of the Company's business activity level, are currently at low levels not seen in over ten years. Consequently, rig counts in the U.S. are at a cyclical low.

o The price of the Company's common stock increased significantly in the first three years since May 1994, when Pool's Board adopted its initial strategic plan as a completely independent enterprise. WE BELIEVE WE CAN RETURN TO THE GROWTH RATES WE EXPERIENCED PRIOR TO WHEN THE OVERALL COLLAPSE OF OIL PRICES EARLIER THIS YEAR TRIGGERED A PRECIPITOUS DECLINE IN TRADING VALUES THAT HAS IMPACTED OILFIELD SERVICE COMPANY STOCKS GENERALLY.

o Following the adoption of the strategic plan, your Board and management implemented a number of key initiatives that have contributed to the Company's strong overall financial performance. The plan consisted of four objectives for sustained growth: expanding core markets; upgrading existing assets; adding complementary services and equipment; and growing the business in foreign markets.

o These successful initiatives have included acquiring additional well-servicing operations, principally in California, West Texas, and the Rocky Mountains; acquiring full ownership of the operation in Alaska in which Pool had previously been a minority partner; increasing Pool's participation in foreign markets; and acquiring a company that operates a fleet of offshore support vessels in the Gulf of Mexico. Also, Pool's rig fleet was enhanced through the construction of new rigs and major upgrading of others.

o MOREOVER, POOL HAS RECENTLY ENGAGED MORGAN STANLEY DEAN WITTER TO ASSIST IT IN EVALUATING AND IMPLEMENTING STRATEGIES FOR THE CONTINUED GROWTH OF THE COMPANY. We are committed to share with you additional details of that analysis and our future prospects over the next few weeks.

o All six directors of Pool are seasoned executives who have proven track records and are committed to maximizing value for all shareholders.

     IN VIEW OF NABORS' EFFORTS TO ACQUIRE POOL AT A BARGAIN PRICE, THE BOARD RECOMMENDS THAT SHAREHOLDERS NOT SIGN ANY PROXY CARD SENT BY NABORS UNTIL YOU HAVE HAD THE OPPORTUNITY TO REVIEW OUR PROXY MATERIALS AND RECEIVE OUR GOLD PROXY CARD.

     You will then have the opportunity to send a strong message to Nabors that Pool shareholders as a group are not interested in disposing of their equity at a distressed price. At the same time, you can express your displeasure at the substantial amounts of time and money that Pool has been forced to expend in addressing Nabors' acquisition proposal and its non-binding shareholder resolution.

     We will be mailing our proxy materials to you shortly. If you have any questions, please call the Company's Investor Relations department at (713) 954-3316, or MacKenzie Partners, which is assisting the Company, at (212) 929-5500, collect, or (800) 322-2885.

     Thank you for your support and continued interest in the Company. Your Board believes it is on the right track to continue pursuing the Company's growth strategies and enhancing shareholder value, and we look forward to the opportunity to discuss in more detail how we intend to realize our goals.

On behalf of the Board of Directors,

Sincerely,


/s/ J.T. Jongebloed

J.T. Jongebloed
Chairman, President and Chief Executive Officer

PARTICIPANTS

     Pool and certain persons named below may be deemed to be "participants" (within the meaning of Regulation 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies by the Board of Directors of Pool for the special meeting of Pool's shareholders which has been called by Nabors Industries, Inc. and one of its subsidiaries (the "Special Meeting") scheduled for January 12, 1999. The participants in this solicitation may include the persons named below who beneficially owned, as of October 31, 1998, or had the right to acquire within sixty days upon the exercise of options, the number of shares of Common Stock of Pool set forth immediately following his or her name:
James  T.   Jongebloed,   Chairman,   President  and  Chief  Executive   Officer
(181,110.203 shares); Dennis R. Hendrix, Director (10,000 shares); John F. Lauletta, Director (0 shares); William H. Mobley, Director (20,200 shares); Joseph R. Musolino, Director (14,000 shares); James L. Payne, Director (13,000 shares); William J. Myers, Group Vice President -- U.S. Operations (50,008.210 shares); Ronald G. Hale, Group Vice President--International Operations (22,333.337 shares); Ernest J. Spillard, Senior Vice President, Finance (99,394.681 shares); Geoffrey Arms, Vice President and General Counsel; Corporate Secretary (53,714.295 shares); Louis E. Dupre, Vice President, Human Resources (12,251.087 shares); David C. Oatman, Vice President, Investor Relations and Corporate Development (2,662 shares); Richard A. Johannsen, Treasurer (11,874 shares); and Beth G. Gordon, Controller (812 shares). As of October 31, 1998, these persons beneficially owned in the aggregate 491,359.813 shares of Pool's Common Stock.

     Pool Energy Services Co., headquartered in Houston, is a diversified energy services company principally engaged in providing well-servicing, workover and drilling services and related transportation services on land and offshore in the U.S. and selected international markets.

FORWARD-LOOKING INFORMATION

     The statements included in this Proxy Statement regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements to the effect that the Company or management "anticipates," "believes," "estimates," "expects," "predicts," or "projects" a particular result or course of events, or that such result or course of events "should" occur, and similar expressions, are also intended to identify forward-looking statements. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to uncertainties relating to industry and market conditions, prices of crude oil and natural gas, foreign exchange and currency fluctuations, political instability in foreign jurisdictions, the ability of the Company to integrate newly acquired operations and other factors discussed in this Proxy Statement and in the Company's other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those stated.